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                                                                    EXHIBIT 10.3


                               EXCHANGE AGREEMENT

         EXCHANGE AGREEMENT (the "AGREEMENT"), dated as of July 13, 2000, by and among eFax.com (formerly known as eFax.com, Inc.), a Delaware corporation, with headquarters located at 1378 Willow Road, Menlo Park, California 94025 (the "COMPANY"), and the investors listed on the Schedule of Investors attached hereto (individually, an "INVESTOR" and collectively, the "INVESTORS").

         WHEREAS:

         A. Each of the Investors owns shares of Series B Convertible Preferred Stock, par value $.01 per share (the "SERIES B PREFERRED SHARES"), which has the rights set forth in the Company's Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock (the "SERIES B CERTIFICATE OF DESIGNATIONS"), and which were issued pursuant to the Exchange Agreement, dated as of April 5, 2000, between the Company and the Investors (the "SERIES B EXCHANGE AGREEMENT").

         B. The Company has agreed and each of the Investors, severally and not jointly, has agreed that, subject to the terms and conditions of this Agreement, each Investor will tender to the Company that number of shares of Series B Preferred Stock set forth opposite such Investor's name on the Schedule of Investors and the Company will exchange the Series B Preferred Stock for an equal number of shares of a newly created series of preferred stock, par value $.01 per share, designated Series D Convertible Preferred Stock (the "SERIES B PREFERRED SHARES"), which shall be convertible into shares of the Company's Common Stock, par value $.01 per share (the "COMMON STOCK") (as converted, the "SERIES D CONVERSION SHARES"), in accordance with the terms of the Company's Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock (the "SERIES D CERTIFICATE OF DESIGNATIONS"), substantially in the form attached hereto as Exhibit A.

         C. Subject to the terms and conditions of this Agreement, each Investor shall have the right to exchange any of such Investor's Series D Preferred Shares for an equal number of shares of the Company's series of preferred stock, par value $.01 per share, designated Series E Convertible Preferred Stock (the "SERIES E PREFERRED SHARES" and, collectively with the Series D Preferred Shares, the "PREFERRED SHARES"), which shall be convertible into shares of the Common Stock (as converted, the "SERIES E CONVERSION SHARES" and, collectively with the Series D Conversion Shares, the "CONVERSION SHARES") in accordance with the terms of the Company's Certificate of Designations, Preferences and Rights of the Series E Convertible Preferred Stock (the "SERIES E CERTIFICATE OF DESIGNATIONS"), substantially in the form attached hereto as Exhibit B.

         D. The execution and delivery of this Agreement by the Company and the Investors and the offer and issuance by the Company of Preferred Shares is being made in reliance upon the provisions of Section 3(a)(9) of the Securities Act of 1933, as amended (the "1933 ACT"). The



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Preferred Shares and the Conversion Shares issuable upon conversion thereof are sometimes collectively referred to in this Agreement as the "SECURITIES".

         NOW THEREFORE, the Company and the Investors hereby agree as follows:

         1. AGREEMENT TO EXCHANGE.

                  (a) Exchange. Each Investor, severally and not jointly, hereby agrees that at the Closing (as defined below) it will exchange shares of Series B Preferred Stock for shares of Series D Convertible Preferred Stock in the amounts set forth in the Schedule of Investors and on the terms and conditions set forth herein. At the Closing, the Company shall issue to each Investor one
(1) Series D Preferred Share for each Series B Preferred Share being exchanged by such Investor, in the denominations as such Investor shall request and in the name of such Investor or its designee.

                  (b) The Closing Date. The date and time of the Closing (the "CLOSING DATE") shall be 1:00 p.m. Central Time within two (2) business days following the execution by the Company and JFAX.COM, Inc., a Delaware corporation ("JFAX.COM"), and JFAX.COM Merger Sub, a Delaware corporation and a wholly-owned subsidiary of JFAX.COM ("JFAX.COM MERGER SUB"), of a merger agreement for a proposed merger of the Company with JFAX.COM Merger Sub on substantially the same terms set forth in the Draft Merger Agreement (as defined in Section 4(i)) (including, without limitation, on terms no less favorable to the Investors than the terms set forth in Exhibit B to the Draft Merger Agreement (as defined in Section 4(i))) (the "DEFINITIVE MERGER AGREEMENT"), subject to satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 (or such later date as is mutually agreed to by the Company and the Investors). The Closing shall occur on the Closing Date at the offices of Katten Muchin Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693 or at such other place as the Company and the Investors may mutually agree. The Company and each of the Investors agree that as used in this Agreement, unless waived in writing by each of the Investors, the Merger will not be deemed to be on substantially the same terms as set forth in the Draft Merger Agreement if the Triggering Event (as defined in Section 3(b) of the Series D Certificate of Designations) set forth in either Section 3(b)(v) or 3(b)(vi) of the Series D Certificate of Designations shall have occurred.


         2. INVESTOR'S REPRESENTATIONS AND WARRANTIES.

                  Each Investor represents and warrants with respect to only itself that:

                  (a) Reliance on Exemptions. Such Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities.

                  (b) No Governmental Review. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

                  (c) Transfer or Resale. Such Investor understands that: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Investor shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Investor provides the Company with assurances reasonably acceptable to the Company that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act, as amended, (or a successor rule thereto) ("RULE 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

                  (d) Legends. Such Investor understands that, subject to the last paragraph of this Section 2(d), the certificates or other instruments representing the Preferred Shares and the stock certificates representing the Conversion Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT.



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The legend set forth above shall be removed and the Company shall issue a certificate or other instrument without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for sale under the 1933 Act,
(ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company assurances reasonably acceptable to the Company that such Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold.

                  (e) Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Investor and constitutes valid and binding agreements of such Investor enforceable against such Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

                  (f) Residency. Such Investor is a resident of that country specified in its address on the Schedule of Investors.

                  (g) Ownership of Shares. Such Investor has not granted to any other party any rights under the Series B Exchange Agreement or the securities purchase agreement, dated as of May 5, 1999, between the Company and the Investors (the "SERIES A PURCHASE AGREEMENT") and has all rights to waive any rights which it may have under the Series B Exchange Agreement and the Series A Purchase Agreement to permit such Investor to tender its Series B Preferred Shares to the Company in exchange for Series D Preferred Shares pursuant to the terms of this Agreement.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to each of the Investors that:

                  a. Organization and Qualification. The Company and its "SUBSIDIARIES" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest, except for DocuMagix, Inc.) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated



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
hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below). The Company has no Subsidiaries except as set forth on Schedule 3(a). DocuMagix, Inc. has no or only de minimis assets and has no liabilities in excess of $250,000.

                  b. Authorization; Enforcement; Validity. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Series D Certificate of Designations, the Series E Certificate of Designations and the Irrevocable Transfer Agent Instructions (as defined in
Section 5) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "TRANSACTION DOCUMENTS"), and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Preferred Shares and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion thereof, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders (except such stockholder approval as may be required (A) by the Nasdaq National Market for the issuance of a number of Conversion Shares which is greater than 20% of the number of shares of Common Stock outstanding on the Closing Date ("20% APPROVAL") or (B) to increase the number of authorized shares of Common Stock of the Company), (iii) this Agreement and the Irrevocable Transfer Agent Instructions have been duly executed and delivered by the Company, (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies, and (v) prior to the Closing Date, the Series D Certificate of Designations will be filed with the Secretary of State of the State of Delaware and will not have been amended since the date it was filed.

                  c. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 35,000,000 shares of Common Stock, of which as of July 7, 2000, 13,520,895 shares are issued and outstanding, 5,470,000 shares are reserved for issuance pursuant to the Company's stock option and purchase plans and 895,092 shares are issuable and reserved for issuance pursuant to securities (other than the Preferred Shares, the Series B Preferred Shares and shares of Common Stock which are reflected in the preceding figure of 5,470,000 and which are issuable upon options which have been issued or are issuable under the Company's 1995 Stock Plan or 1997 Employee Stock Purchase Plan) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 5,000,000 shares of preferred stock, of which as of the date hereof, 1,500 shares were designated as Series A Convertible Preferred Stock and no shares of Series A Convertible Preferred Stock were issued and outstanding, 1,500 shares were designated as Series B Convertible Preferred Stock and 1,447 shares of Series B Convertible Preferred Stock were issued and outstanding, and 1,500 shares were designated as Series C Convertible Preferred Stock and no shares of Series C Convertible Preferred Stock were issued and outstanding. As of the Closing Date, the Company shall not have issued or reserved for issuance any shares of Common Stock since June 30, 2000 except (A) pursuant to the exercise of options for which



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
shares of Common Stock were reserved as of June 30, 2000 and are reflected in the number of reserved shares set forth in clause (i) of the immediately preceding sentence, and (B) the Conversion Shares. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(c), (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is bound to issue currently or potentially in the future additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act,
(v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions (other than the Series B Preferred Shares), and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is bound to redeem currently or potentially in the future a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement, and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to the Investor true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "CERTIFICATE OF INCORPORATION"), and the Company's By-laws, as amended and as in effect on the date hereof (the "BY-LAWS"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

                  d. Issuance of Securities. The Preferred Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non- assessable, (ii) free from all taxes, liens and charges with respect to the issue thereof and (iii) entitled to the rights and preferences set forth in the respective Series D Certificate of Designations or Series E Certificate of Designations. At least 4,500,000 of shares of Common Stock (subject to adjustment pursuant to the Company's covenant set forth in Section 4(f) below) have been duly authorized and reserved for issuance upon conversion of the Preferred Shares. Upon conversion in accordance with the Certificate of Designations, the Conversion Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy as to factual matters of the representations set forth in Section 2, the issuance by the Company of the Securities is exempt from registration under the 1933 Act.

                  e. No Conflicts. Except as disclosed in Schedule 3(e), the execution, delivery and performance of the Transaction Documents by the Company, the performance by the


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Company of its obligations under the Series D Certificate of Designations and the Series E Certificate of Designations and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Conversion Shares in accordance with Section 4(e)) will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market (as defined below)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Except as disclosed in
Schedule 3(e), neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any Certificate of Designation, Preferences and Rights of any outstanding series of preferred stock of the Company or By-laws or their organizational charter or by-laws, respectively. Except as disclosed in Schedule 3(e), neither the Company nor any of its Subsidiaries is in violation of any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations or amendments which would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by the Transaction Documents and except for a notice of filing pursuant to the California Corporation Code, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain on or prior to the Closing Date pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

                  f. SEC Documents; Financial Statements. Since December 31, 1997, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be



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

stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except for the potential delisting of the Common Stock from the Nasdaq National Market (as set forth on Schedule 3(e) hereto) and the proposed revised terms of a possible merger transaction with JFAX.COM each as disclosed to each Investor by Todd Kenck, the Company's Chief Financial Officer, on June 28, 2000 (the "DISCLOSED INFORMATION"), neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided any of the Investors with any material, nonpublic information.

                  g. Acknowledgment Regarding Investors' Exchange of Preferred Shares. The Company acknowledges and agrees that each of the Investors is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that each Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by any of the Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Investor's purchase of the Securities. The Company further represents to each Investor that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

                  h. Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has paid or given, either directly or indirectly, a commission or other remuneration for soliciting the exchange of the Securities.

                  i. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. Neither the Company nor any of its Subsidiaries has taken any action or steps that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings for purposes of provisions relating to the 20% Approval.



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
                  j. Transactions With Affiliates. Except as set forth on
Schedule 3(j) and in the SEC Documents filed at least ten days prior to the date hereof and other than the grant of stock options disclosed on Schedule 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  k. Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Investors as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Investor's ownership of the Securities.

                  l. Rights Agreement. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

         4. COVENANTS.

                  (a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

                  (b) Blue Sky. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to the Investors at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Investors on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

                  (c) Reporting Status. Until the earlier of (i) the date which is one (1) year after the date as of which the Investors may sell all of the Conversion Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto); or (ii) the date on which (A) the Investors shall have sold all the Conversion Shares, and (B) none of the Preferred Shares is outstanding (the "REPORTING PERIOD"); the Company (I) shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and (II) except as a result of a Major Corporate Event (as defined in the Series E Certificate of Designations) (provided that the



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

Company has complied with Section 4(j) of this Agreement, with Section 4 of the Series D Certificate of Designations, with respect to the Series D Preferred Shares, and Sections 4(a) and 4(b) of the Series E Certificate of Designations, with respect to the Series E Preferred Shares, if any), shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

                  (d) Financial Information. The Company agrees to send the following to each Investor during the Reporting Period: (i) within two (2) business days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements or amendments (other than on Form S-8) filed pursuant to the 1933 Act; (ii) using the Company's reasonable best efforts, on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

                  (e) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares (without regard to any limitations on conversions), based on the then current Conversion Price; provided, however, that prior to the date of the Merger Termination (as defined in Section 4(l)), the Company shall not be required to reserve in excess of 12,000,000 shares of Common Stock (subject to adjustment for stock splits, stock dividends, stock combinations and other similar transactions) (less any shares of Common Stock issued upon conversion of Preferred Shares after the date of this Agreement) to provide for the issuance of Conversion Shares.

                  (f) Listing. The Company shall promptly secure the listing of all of the Conversion Shares upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time to time issuable under the terms of the Transaction Documents. The Company shall use its best efforts to maintain the Common Stock's authorization for listing on the Nasdaq National Market, AMEX or NYSE, except as a result of a Major Corporate Event (provided that the Company has complied with Section 4(j) of this Agreement, with Section 4 of the Series D Certificate of Designations with respect to the Series D Preferred Shares, and Sections 4(a) and 4(b) of the Series E Certificate of Designations with respect to the Series E Preferred Shares, if any). If despite the Company's use of its best efforts or otherwise, it fails to maintain the Common Stock's authorization for listing on the Nasdaq National Market, AMEX or NYSE, except as a result of a Major Corporate Event (provided that the Company has complied with Section 4(j) of this Agreement, with Section 4 of the Series D Certificate of Designations with respect to the Series D Preferred Shares, and Sections 4(a) and 4(b) of the Series E Certificate of Designations with respect to the Series E Preferred Shares, if any), then the Company shall use its best efforts to secure the inclusion of the Common Stock for reporting on the over-the-counter electronic bulletin board (sponsored by the Nasdaq National Market, Inc.) and shall arrange for at least two (2) market makers to register with the National Association of

Securities Dealers, Inc. as such with respect to the Common Stock. Neither the Company nor any of its Subsidiaries shall take any action which would reasonably be expected to result in the delisting or suspension of the Common Stock on the Nasdaq National Market, AMEX or NYSE (other than to switch listings from the Nasdaq National Market to AMEX or NYSE or from AMEX to the Nasdaq National Market or NYSE or as a result of a Major Corporate Event (provided that the Company has complied with Section 4(j) of this Agreement, with Section 4 of the Series D Certificate of Designations, with respect to the Series D Preferred Shares, and Sections 4(a) and 4(b) of the Series E Certificate of Designations, with respect to the Series E Preferred Shares, if any). The Company shall pay all fees and expenses in connection with satisfying its obligations under this
Section 4(f).

                  (g) Expenses. Subject to Section 9(l) below, by July 21, 2000 the Company shall reimburse the Investors for the Investors' attorneys' fees and expenses in connection with negotiating and preparing the Transaction Documents and consummating the transactions contemplated thereby up to an aggregate of $35,000.

                  (h) Filing of Form 8-K. On or before the earlier of (i) 4:30 p.m., Central Time, on the date which is one (1) business day after the date the Company signs a merger agreement with JFAX.COM and JFAX.COM Merger Sub for a proposed merger transaction, (ii) the time of the public announcement of a signed merger agreement between the Company and JFAX.COM or an affiliate of JFAX.COM, and (iii) 4:30 p.m., Central Time, on July 14, 2000 (such earlier time is referred to herein as the "FORM 8-K DEADLINE"), the Company shall file a Form 8-K with the SEC describing the terms of the transaction contemplated by the Transaction Documents and including as exhibits to such Form 8-K (I) this Agreement, (II) the Series D Certificate of Designations, (III) the Series E Certificate of Designations, (IV) the signed Side Agreement, dated July 13, 2000, by and among the Company, JFAX.COM and each of the Investors in the form attached hereto as Exhibit E (the "SIDE AGREEMENT") (including all exhibits thereto), and (V) a press release by the Company which discloses that: "The Company has been notified by the Nasdaq National Market (the "NNM") that the NNM intends to delist the Company's Common Stock because the Company no longer meets the listing requirements. The Company has appealed the decision of the NNM. The appeal will be heard on July 13, 2000. The Company does not meet the NNM continued listing requirements, but has asked that delisting be stayed until the Merger is completed."

                  (i) Disclosure of Disclosed Information. Prior to or concurrent with the first public announcement of a signed merger between the Company and JFAX.COM or an affiliate of JFAX.COM or, if earlier, on the Form 8-K Deadline Date, the Company (i) shall publicly disclose the Disclosed Information (as defined in Section 3(f)), and (ii) file a Form 8-K with the SEC which includes as an exhibit thereto (A) the signed merger agreement (including all exhibits thereto) between the Company and JFAX.COM and JFAX.COM Merger Sub or, if no such merger agreement has been signed by such date, the draft of the merger agreement between the Company and JFAX.COM and JFAX.COM Merger Sub (including all exhibits thereto) which the Company delivered to the Investors and which is attached hereto as Exhibit C (the "DRAFT MERGER AGREEMENT"), and
(B) the agreement of understanding, dated June 30, 2000, among the Company,

Integrated Global Concepts, Inc. ("IGC") and JFAX.COM, a copy of which agreement is set forth in the form of Exhibit F hereto (the "AGREEMENT OF UNDERSTANDING").

                  (j) Corporate Existence. So long as an Investor beneficially owns any Preferred Shares, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose common stock is listed for trading on the Nasdaq National Market, NYSE or AMEX.

                  (k) Rule 144. The Company shall not, directly or indirectly, dispute or otherwise interfere with any claim by a holder of Preferred Shares that such holder's holding period of any Security for purposes of Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("RULE 144") relates back (i.e., tacks) to the holding period for the Series B Preferred Shares and the Company's Series A Convertible Preferred Stock.

                  (l) Right to Exchange Series D Preferred Shares. If the Company does not consummate a merger transaction with JFAX.COM and JFAX.COM Merger Sub on substantially the same terms as was disclosed in the Disclosed Information and the Draft Merger Agreement (including, without limitation, on terms no less favorable to the Investors than the terms set forth in Exhibit B to the Draft Merger Agreement) or the proposed merger transaction between the Company and JFAX.COM and JFAX.COM Merger Sub is terminated or abandoned, then at any time beginning on and including the date of the Merger Termination (as defined below), subject to the exceptions described below, any holder of Series D Preferred Shares may exchange all or any portion of such holder's Series D Preferred Shares for an equal number of Series E Preferred Shares by delivering written notice to the Company of such holder's election to exchange its Series D Preferred Shares for Series E Preferred Shares (a "SERIES E ELECTION NOTICE"). The consummation of such an exchange of Series D Preferred Shares for Series E Preferred Shares shall be at 10:00 a.m. Central Time on the date which is three
(3) business days after the date such investors delivers a Series E Election Notice to the Company (a "SERIES E CLOSING"). Each of the Company and such Investor shall deliver at such Series E Closing documents substantially similar to those described in Sections 6 and 7 and each of the Company's and such Investor's obligations at such Series E Closing shall be subject to the satisfaction or waiver of the same type of conditions described in Sections 6 and 7, respectively. Each Series E Closing shall occur at the offices of Katten Muchin Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661- 3693 or at such other place as the Company and the applicable Investor(s) may mutually agree. "MERGER TERMINATION" means the earlier of (i) the public announcement by the Company or JFAX.COM of the abandonment or termination of a proposed merger transaction between the Company and JFAX.COM and JFAX.COM Merger Sub, and (ii) December 31, 2000, if the Company does not consummate a merger transaction with JFAX.COM and JFAX.COM Merger Sub on substantially the same terms as set forth in the Draft Merger Agreement (including, without limitation, on terms no less favorable to the Investors than the terms set forth in Exhibit B to the Draft Merger Agreement) on or prior to December 31, 2000.

                  (m) Intentionally omitted.

                  (n) Right to Exchange Series E Preferred Shares. Subject to the exceptions described below, so long as any Series E Preferred Shares are outstanding, if the Company issues or agrees to issue any equity securities or any instrument convertible into or exercisable or exchangeable for equity securities of the Company (other than pursuant to a firm commitment, underwritten public offering) ("NEW EQUITY SECURITIES") after the first date on which the Company receives a Series E Election Notice, the Company shall provide written notice thereof via facsimile and overnight courier to each holder of Preferred Shares ("NEW FINANCING NOTICE") at least ten (10) days prior to the date that the Company enters into any agreement with respect to any New Equity Securities or issues any New Equity Securities. Within one business day after each issuance of New Equity Securities, the Company shall make an irrevocable exchange offer to each holder of Preferred Shares on such terms and conditions as each such holder shall reasonably require to exchange any or all of such holder's Preferred Shares for a like amount (based on the following formula to value each Preferred Share: the Stated Value plus any accrued and unpaid dividends) of the New Equity Securities. Each such exchange offer shall remain open until the earlier of (i) the date which is 15 business days after the receipt by each holder of Preferred Shares of the New Financing Notice or (ii) such time as all of the holders of Preferred Shares accept or reject, in writing, such exchange offer (the "EXCHANGE OFFER NOTICE PERIOD"). Notwithstanding the foregoing, a holder of Preferred Shares shall not be entitled pursuant to this Section 4(n) to exchange such Preferred Shares for securities issued by the Company as part of (i) a loan from a commercial bank which does not have any equity feature, (ii) any transaction involving the Company's issuances of securities (A) as consideration in a merger or consolidation, (B) in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), (C) as consideration for the acquisition of a business, product, license or other assets by the Company, or (D) equipment lease financing, (iii) the issuance of Common Stock in a firm commitment, underwritten public offering, (iv) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of June 30, 2000, (v) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option plan, restricted stock plan or stock purchase plan for the benefit of the Company's employees, officers, directors or consultants for services provided to the Company.

                  (o) Reports Under the 1934 Act for Rule 144. With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("RULE 144"), the Company agrees to use all reasonable best efforts to, at all times prior to the merger of the Company with JFAX.COM Merger Sub on substantially the same terms set forth in the Draft Merger Agreement (including, without limitation, on terms no less favorable to the Investors than the terms set forth in Exhibit B to the Draft Merger Agreement):

                  i. make and keep public information available, as those terms are understood and defined in Rule 144;

                  ii. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

                  iii. furnish to each Investor so long as such Investor owns any of the Securities, promptly upon request,
                           (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the investors to sell such securities pursuant to Rule 144 without registration.

                  (p) Issuance of Shares of JFAX.COM for Series D Preferred Shares. Prior to the consummation of a merger transaction with JFAX.COM or an affiliate of JFAX.COM, the Company shall obtain the written agreement of JFAX.COM in the form of the Side Agreement (as defined in Section 4(h)) to issue to each holder of Series D Preferred Shares concurrent with the issuance of JFAX.COM Common Stock (as defined below) to the holders of the Company's Common Stock, in exchange for outstanding Series D Preferred Shares, (x) a number of shares of JFAX.COM's common stock ("JFAX.COM COMMON STOCK") equal to the product of (i) the number of Series D Preferred Shares which such holder holds as of the time of such merger (excluding any Series D Preferred Shares which if converted would result in such holder and its affiliates receiving a number of shares of JFAX.COM Common Stock in connection with the merger of the Company with JFAX.COM Merger Sub which would exceed 10.00% of the number of shares of JFAX.COM Common Stock outstanding immediately following such merger (such Series D Preferred Shares are referred to herein as the "BLOCKED PREFERRED SHARES"), but including Series D Preferred Shares (other than Blocked Preferred Shares) which such holder is not able to convert, or with respect to which the Company is not obligated to issue Common Stock, as of the date of the consummation of such merger due to the limitations of Section 5 or Section 14, respectively, of the Series D Certificate of Designations), multiplied by (ii) the quotient of (A) the Conversion Amount (as defined in the Series D Certificate of Designations), divided by (B) the Conversion Price (as defined in the Series D Certificate of Designations), multiplied by (iii) the number of shares of JFAX.COM Common Stock being issued in such merger for each share of Common Stock outstanding, and (y) a warrant (a "CONSIDERATION WARRANT") to purchase (at an exercise price of $0.01 per share) a number of shares of JFAX.COM Common Stock equal to (i) the number of Blocked Preferred Shares (as described above) which such holder holds as of the time of such merger, multiplied by (ii) the quotient of (A) the Conversion Amount (as defined in the Series D Certificate of Designations), divided by (B) the Conversion Price (as defined in the Series D Certificate of Designations), multiplied by (iii) the number of shares of JFAX.COM Common Stock being issued in such merger for each share of Common Stock outstanding. Each Consideration Warrant shall expire not earlier than June 30, 2003, and shall be in the form attached as Exhibit B to the Side Agreement. The provisions of this Section 4(p) shall replace and supersede the terms of Section 4(p) of the Series B Exchange Agreement.

                  (q) Issuance of Shares of JFAX.COM Warrants for Series A Warrants. Prior to the consummation of a merger transaction with JFAX.COM or an affiliate of JFAX.COM, the Company shall obtain the written agreement of JFAX.COM to issue, in exchange for outstanding warrants issued pursuant to the Series A Purchase Agreement (the "SERIES A WARRANTS"), a warrant to each Investor, on substantially the same terms as the Series A Warrants, to purchase shares of JFAX.COM Common Stock, which new warrant shall be in form and substance reasonably satisfactory to such Investors.

                  (r) Restriction on Sales Following Merger. If the Closing has occurred and the Company consummates a merger transaction with JFAX.COM and JFAX.COM Merger Sub on terms substantially similar to the terms set forth in the Draft Merger Agreement (including, without limitation, on terms no less favorable to the Investors than the terms set forth in Exhibit B to the Draft Merger Agreement) on or before December 31, 2000, then beginning immediately following each Investor's receipt of the Merger Closing Notice (as defined below), each Investor agrees that following receipt of written notice (the "MERGER CLOSING NOTICE") from JFAX.COM that such merger has been consummated neither such Investor nor any of its affiliates shall sell during any calendar month ending on or after the date of such Investor's receipt of the Merger Closing Notice (beginning with the first calendar month which ends on or after the date of such Investor's receipt of the Merger Closing Notice), more than 10% of such Investor's JFAX.COM Merger Shares (as defined below) on a cumulative basis (with partial calendar months prorated). "JFAX.COM MERGER SHARES" means the sum of (i) the number of shares of JFAX.COM Common Stock which such Investor or its affiliates received pursuant to the merger of the Company with JFAX.COM or an affiliate of JFAX.COM, plus (ii) the number of shares of JFAX.COM Common Stock which such Investor or its affiliates has the right to purchase pursuant to a Consideration Warrant. The Company and each Investor agree that following the Closing the terms of this Section 4(r) shall replace and supersede the terms of Section 4(r) of the Series B Exchange Agreement.

                  (s) Trading Restrictions. Each Investor agrees that during the period beginning on and including the date of this Agreement and ending on and including the first date on or after the consummation of a merger of the Company with JFAX.COM and JFAX.COM Merger Sub on terms substantially similar to the terms set forth in the Draft Merger Agreement (including, without limitation, on terms no less favorable to the Investors than the terms set forth in Exhibit B to the Draft Merger Agreement), neither such Investor nor any of such Investor's affiliates shall engage in any transaction constituting a "short sale" (as defined in Rule 3b-3 of the 1934 Act) of the JFAX.COM Common Stock, including without limitation the purchase of a "put option" or the sale of a "call option" on JFAX.COM Common Stock; provided, however, the restrictions set forth in this sentence shall not apply at any time on and after the earlier of the date of a Merger Termination (as defined in Section 4(l)) and the date on which this Agreement is terminated in accordance with Section 9(l). Each Investor agrees that during the period (A) beginning on the first day after the date on which the Company and JFAX.COM and JFAX.COM Merger Sub sign a definitive merger agreement for the merger of the Company with JFAX.COM Merger Sub on terms substantially similar to the terms set forth in the Draft Merger Agreement (including, without limitation, on terms no less favorable to the Investors than the terms set forth in Exhibit B to the Draft Merger Agreement) and the Company satisfies its disclosure obligations under Sections 4(h) and 4(i) (such date is referred to herein as the "RESTRICTION TRIGGER DATE") and (B) ending on the earlier of (I) the date of a Merger Termination, (II) the date which this Agreement is terminated in accordance with Section 9(l), and (III) the date of the consummation of the merger of the Company with JFAX.COM or an affiliate of JFAX.COM on terms substantially similar to the same terms set forth in the Draft Merger Agreement (including, without limitation, on terms no less favorable to the Investors than the terms set forth in Exhibit B to the Draft Merger Agreement), neither such Investor nor any of such Investor's affiliates shall make Net Sales (as defined below) of the Common Stock during any calendar month ending on or after the Restriction Trigger Date in excess of 400,000 shares of Common Stock (with partial calendar months prorated) (subject to adjustment for stock splits, stock dividends, stock combinations and other similar transactions). Notwithstanding the foregoing, the restrictions set forth in the preceding sentence shall not apply on and after any date on which the Company materially breaches any of its obligations or covenants in this Agreement or in the Series D Certificate of Designations. For purposes of this Section 4(s), "NET SALES" means the result of total sales of Common Stock during a specific calendar month minus total purchases of Common Stock during such calendar month. The Company and each Investor agree that following the Closing the terms of this
Section 4(s) shall replace and supersede the terms of Section 4(s) of the Series B Exchange Agreement.

                  (t) Waiver and Consent Under Series A Purchase Agreement. Each Investor waives the Company's obligations to comply with its obligations under Sections 4(c) and 4(g) of the Series A Purchase Agreement in connection with the Company's merger with JFAX.COM Merger Sub on substantially the terms set forth in the Draft Merger Agreement (including, without limitation, on terms no less favorable to the Investors than the terms set forth in Exhibit B to the Draft Merger Agreement), provided that the Closing occurs on or before July 17, 2000 and the Company otherwise is in compliance with its obligations in this Agreement.

                  (u) Waiver and Consent Under Series B Exchange Agreement. Each Investor waives the Company's obligations to comply with its obligations under
Section 4(p) of the Series B Exchange Agreement in connection with the Company's merger with JFAX.COM Merger Sub on substantially the terms set forth in the Draft Merger Agreement (including, without limitation, on terms no less favorable to the Investors than the terms set forth in Exhibit B to the Draft Merger Agreement), provided that the Closing occurs on or before July 17, 2000 and the Company otherwise is in compliance with its obligations in this Agreement.

                  (v) Restrictions on the Issuance of Securities. During the period beginning on and including the date of this Agreement and ending on and including the earlier of the date of a Merger Termination and the date of the consummation of the Company's merger with JFAX.COM Merger Sub on substantially the terms set forth in the Draft Merger Agreement (including, without limitation, on terms no less favorable to the Investors than the terms set forth in Exhibit B to the Draft Merger Agreement), the Company shall not (i) issue or agree to issue any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock (other than (A) the issuance of shares of Common Stock pursuant to the terms of securities issued prior to the date of this Agreement and set forth on Schedule 3(c) hereto provided that the terms of such securities have not been amended or modified in any respect after the date of this Agreement, (B) the Securities,
(C) shares of Common Stock issued upon exercise of the Series A Warrants and upon conversion of the Series B Preferred Shares), (D) options to purchase up to 1,084,000 shares of Common Stock, provided that such options (I) are issued after the date of this Agreement, (II) are issued to employees of the Company,
(III) are set forth on Schedule 3(c) hereto, (IV) are issued pursuant to the Company's 1995 Stock Plan, (V) are not exercisable until after the earlier of a Merger Termination and the consummation of a merger of the Company with JFAX.COM Merger Sub on substantially the terms set forth in the Draft Merger Agreement (including, without limitation, on terms no less favorable to the Investors than the terms set forth in Exhibit B to the Draft Merger Agreement, and (VI) pursuant to the terms of the Definitive Merger Agreement, are to be assumed by JFAX.COM upon consummation of a merger of the Company with JFAX.COM Merger Sub and are ignored for purposes of determining the number of shares of JFAX.COM Common Stock to be received by holders of Common Stock upon such merger, and (E) shares of Common Stock issued pursuant to the Company's 1997 Employee Stock Purchase Plan, provided that such issuance of shares of Common Stock does not in any way impact the formula set forth in Exhibit B to the Draft Merger Agreement or otherwise effect in any way the Conversion Number (as defined in Section 4.1(a)) of the Merger Agreement, or (ii) amend or otherwise modify any securities issued by the Company prior to the date of this Agreement.

                  (w) Certain Matters with Respect to the Proposed Merger. The Company represents, acknowledges and agrees that the terms of the merger of the Company with JFAX.COM Merger Sub as set forth in the Draft Merger Agreement (including, without limitation, on the terms set forth in Exhibit B to the Draft Merger Agreement) provide that (i) IGC will not receive more than 2,000,000 shares of JFAX.COM Common Stock in connection with the proposed merger of the Company with JFAX.COM Merger Sub as set forth in the Draft Merger Agreement and the Agreement of Understanding (except for any shares of JFAX.COM Common Stock which IGC receives in accordance with Section 4.1(a) of the Draft Merger Agreement in exchange for shares of Common Stock which IGC holds as of the date of this Agreement or acquires after the date of this Agreement from a party other than the Company, JFAX.COM or any affiliates of the Company or JFAX.COM),
(ii) except as set forth in the immediately preceding clause (i), IGC is not entitled to receive and will not receive any other securities of the Company or JFAX.COM or affiliates of the Company or JFAX.COM prior to or in connection with the proposed merger of the Company with JFAX.COM Merger Sub as set forth in the Draft Merger Agreement and the Agreement of Understanding, and (iii) holders of the Common Stock shall not receive any consideration in exchange for such shares of Common Stock in connection with the proposed merger of the Company with JFAX.COM Merger Sub except for (A) shares of JFAX.COM Common Stock, (B) cash in lieu of fractional shares of JFAX.COM Common Stock and (C) in the event the Common Stock is delisted from the Nasdaq National Market, consideration pursuant to the exercise of appraisal rights pursuant to and in accordance with Section 262 of the Delaware General Corporation Law. The Company further represents, acknowledges and agrees that terms of a merger of the Company with JFAX.COM Merger Sub which were inconsistent in any way with the terms described in the immediately preceding sentence would not be on substantially the same terms as set forth in the Draft Merger Agreement.

                  (x) Proxy Statement. In the event that a Merger Termination occurs, then the Company shall provide each stockholder entitled to vote at the next meeting of stockholders of the Company following such Merger Termination, which meeting shall occur on or before the date which is 70 days after the date of such Merger Termination (the "STOCKHOLDER MEETING DEADLINE"), a proxy statement, which has been previously reviewed by the Investors and their legal counsel, soliciting each such stockholder's affirmative vote at such annual stockholder meeting for approval of the Company's issuance of all of the Securities as described in this Agreement in accordance with applicable law and the rules and regulations of the Principal Market and to increase the number of shares of Common Stock authorized under the Certificate of Incorporation to an amount at least sufficient to satisfy the Company's obligations under this Agreement and the Series A Warrants, and the Company shall use its reasonable best efforts to solicit its stockholders' approval of such proposals and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such proposals.

         5. TRANSFER AGENT INSTRUCTIONS.

                  The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Investor or its respective nominee(s), for the Conversion Shares in such amounts as specified from time to time by each Investor to the Company upon conversion of the Preferred Shares (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). Prior to registration of the Conversion Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(d) of this Agreement until such legend is permitted to be removed pursuant to the last paragraph of Section 2(g). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(e) (in the case of the Conversion Shares, prior to registration of the Conversion Shares under the 1933 Act) will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. Nothing in this Section 5 shall affect in any way each Investor's obligations and agreements set forth in Section 2(d) to comply with all applicable prospectus delivery requirements, if any, upon resale of the Securities. If an Investor provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that the public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act or the Investor provides the Company with assurances reasonably acceptable to the Company that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Investor and without any restrictive legends. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investors by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Investors shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

         6. CONDITIONS TO THE COMPANY'S OBLIGATION TO EXCHANGE.

                  The obligation of the Company hereunder to consummate the exchange of Series B Preferred Shares for Series D Preferred Shares as contemplated hereby at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Investor with prior written notice thereof:

                  (i) Each Investor shall have executed each of this Agreement and delivered the same to the Company.

                  (ii) The Series D Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware.

                  (iii) Each Investor shall have delivered to the Company certificates representing that number of shares of Series B Preferred Stock being tendered by such Investor as set forth on the Schedule of Investors.

                  (iv) The representations and warranties of each Investor set forth in this Agreement shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Investor shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing Date.

                  (v) The Company and JFAX.COM and JFAX.COM Merger Sub shall have executed the Definitive Merger Agreement (as defined in Section 1(b)).

         7. CONDITIONS TO EACH INVESTOR'S OBLIGATION TO EXCHANGE.

                  The obligation of each Investor hereunder to consummate the exchange of the Series B Preferred Shares for Series D Preferred Shares as contemplated hereby at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Investor's sole benefit and may be waived by such Investor at any time in its sole discretion:

                  (i) The Company shall have executed this Agreement and delivered the same to such Investor.

                  (ii) The Series D Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware, and a copy thereof certified by such Secretary of State shall have been delivered to such Investor.

                  (iii) The Common Stock shall be authorized for quotation on the Nasdaq National Market or listing on AMEX or NYSE, trading in the Common Stock issuable upon conversion of the Preferred Shares to be traded on the Nasdaq National Market, AMEX or NYSE shall not have been suspended by the SEC, The Nasdaq Stock Market, Inc., AMEX or NYSE and all of the Conversion Shares issuable upon conversion of the Series D Preferred Shares to be exchanged at the Closing shall be listed upon the Nasdaq National Market, AMEX or NYSE.

                  (iv) The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Investor shall have received a certificate, executed by the Chief Financial Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Investor including, without limitation, an update as of the Closing Date regarding the representation contained in Section 3(c) above.

                  (v) Such Investor shall have received the opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to such Investor and in substantially the form of Schedule 7(v) attached hereto.

                  (vi) The Company shall have executed and delivered to such Investor the Stock Certificates (in such denominations as such Investor shall request) for the Series D Preferred Shares.

                  (vii) The Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b)(ii) above and in a form reasonably acceptable to such Investor (the "RESOLUTIONS").

                  (viii) As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series D Preferred Shares, at least that number of shares of Common Stock required to be reserved by the Company pursuant to Section 4(e).

                  (ix) The Irrevocable Transfer Agent Instructions, in the form set forth in Exhibit D attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

                  (x) The Company shall have delivered to such Investor a certificate evidencing the incorporation and good standing of the Company in Delaware and the qualification and good standing of the Company in California issued by the Secretary of State of each such state as of a date within ten days of the Closing Date.

                  (xi) The Company shall have delivered to such Investor a secretary's certificate certifying as to (A) the Resolutions, (B) certified copies of its Certificate of Incorporation and (C) By-laws, each as in effect at the Closing.

                  (xii) The Company shall have delivered to such Investor a certified copy of its Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten days of the Closing Date.

                  (xiii) The Company shall have delivered to such Investor a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five (5) days of the Closing Date.

                  (xiv) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits or adversely affects any of the transactions contemplated by this Agreement, nor shall any proceeding have been commenced which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

                  (xv) The Company and JFAX.COM and JFAX.COM Merger Sub shall have executed the Definitive Merger Agreement (as defined in Section 1(b)) and, if requested by such Investor, the Company shall have delivered a copy of such executed Definitive Merger Agreement to such Investor.

                  (xvi) The Company shall have delivered to such Investor such other documents relating to the transactions contemplated by the Transaction Documents as such Investor or its counsel may reasonably request.

         8. INDEMNIFICATION. In consideration of each Investor's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents and the Certificate of Designations, the Company shall defend, protect, indemnify and hold harmless each Investor and each other holder of the Securities and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or the Certificate of Designations or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or the Certificate of Designations or any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitee (other than a cause of action, suit or claim by another Investor) and arising out of or resulting from the execution, delivery or performance by such Investor of the Transaction Documents or the enforcement of the Transaction Documents by such Investor. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         9. GOVERNING LAW; MISCELLANEOUS.

                  a. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of California. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this agreement or any transaction contemplated hereby.

                  b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

                  c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                  e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investors, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. The Series A Purchase Agreement, the Series B Exchange Agreement, the Series A Warrants (as defined in the Series A Purchase Agreement) and the Registration Rights Agreement (as defined in the Series A Purchase Agreement) shall remain in full force and effect with respect to the securities and the transactions contemplated thereby. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents or the Certificate of Designations unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of Preferred Shares, as the case may be.

                  f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         If to the Company:

                  eFax.com
                  1378 Willow Road
                  Menlo Park, California 94025
                  Telephone:        650-688-6810
                  Facsimile:        650-470-6969
                  Attention:        Todd J. Kenck, Chief Financial Officer

         With a copy to:

                  Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation
                  Three Embarcadero Center, Seventh Floor
                  San Francisco, California 94111
                  Telephone:         415-434-1600
                  Facsimile:         415-217-5910
                  Attention:         Joseph B. Hershenson, Esq.

         If to the Transfer Agent:

                  American Stock Transfer & Trust Company
                  6201 15th Avenue
                  Brooklyn, New York 11219
                  Telephone:        718-921-8293
                  Facsimile:        718-921-8334
                  Attention:        Isaac Kagen

If to an Investor, to it at the address and facsimile number set forth on the Schedule of Investors, with copies to such Investor's representatives as set forth on the Schedule of Investors, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

                  g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding, including by merger or consolidation, except pursuant to a Major Corporate Event (as defined in Section 4(b) of the Series E Certificate of Designations), provided that the Company has complied with
Section 4(j) of this Agreement, with Section 4 of the Series D Certificate of Designations, with respect to the Series D Preferred Shares, and Sections 4(a) and 4(b) of the Series E Certificate of Designations, with respect to the Series E Preferred Shares, if any. An Investor may assign some or all of its rights hereunder to (i) a Permitted Transferee (as defined below) without the consent of the Company and (ii) to a person which is not a Permitted Transferee with the prior consent of the Company, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in the Transaction Documents, the Investors shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan secured by such Securities. For purposes of this Section 9(i), a "PERMITTED TRANSFEREE" shall mean (i) an Investor, (ii) an Affiliate (as that term is defined in Rule 501(b) under the 1933 act) of an Investor, (iii) any holder of Preferred Shares or Series A Warrants and (iv) any Affiliate of a holder of Preferred Shares or Series A Warrants.

                  h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person (other than JFAX.COM with respect to Section 4(r) and Section 4(s)). In the event that the Investors are able to obtain agreement from JFAX.COM to change or remove the trading restrictions set forth in

Section 4(r) or Section 4(s), the Company agrees to amend this Agreement and any other agreement to which it is a party to enable the Investors to change or remove such restrictions in accordance with the Investors' agreement with JFAX.COM.

                  i. Survival. Unless this Agreement is terminated under Section 9(l), the representations and warranties of the Company and the Investors contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive the Closing and each Series E Closing. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

                  j. Publicity. The Company and each Investor shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Investor, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although each Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

                  k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  l. Termination. In the event that the Closing shall not have occurred with respect to an Investor on or before July 17, 2000 due to the Company's or such Investor's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at any time after 5:00 p.m., California time, on July 17, 2000 without liability of any party to any other party. In the event that the Closing shall not have occurred with respect to any Investor on or before July 17, 2000 due to the failure of the condition set forth in Section 6(v), with respect to the Company, and Section 7(xv), with respect to any Investor, to be satisfied (and such party's failure to waive such unsatisfied condition), either the Company or any Investor shall have the option to terminate this Agreement with respect to such party at any time after 5:00 p.m., California time, on July 17, 2000. Notwithstanding the foregoing, that if this Agreement is terminated by the Investors pursuant to this Section 9(l), the Company shall remain obligated to reimburse the Investors for the expenses described in Section 4(g) above.

                  m. Placement Agent. The Company acknowledges that it has not engaged any placement agent in connection with the sale of the Preferred Shares. The Company shall be responsible for the payment of any placement agent's fees or broker's commissions (other than those of placement agents or brokers engaged by an Investor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Investor harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses) arising in connection with any such claim. Each Investor, severally and not jointly, represents that it has not engaged any placement agent or broker for the exchange of the Series B Preferred Shares for the Series D Preferred Shares.

                  n. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  o. Remedies. Each Investor and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                  p. Payment Set Aside. To the extent that the Company makes a payment or payments to the Investors hereunder or pursuant to the Certificate of Designations or the Investors enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.



                                   * * * * * *

         IN WITNESS WHEREOF, the Investors and the Company have caused this Exchange Agreement to be duly executed as of the date first written above.

COMPANY:                               INVESTORS:

EFAX.COM                               FISHER CAPITAL LTD.


By: /s/ Todd J. Kenck                  By: /s/ Daniel J. Hopkins
   -------------------------------        --------------------------------------
    Name: Todd J. Kenck                   Name: Daniel J. Hopkins
    Its: Chief Financial Officer          Its: Authorized Signatory

                                       WINGATE CAPITAL LTD.


                                       By: /s/ Daniel J. Hopkins
                                          --------------------------------------
                                          Name: Daniel J. Hopkins
                                          Its: Authorized Signatory

                              SCHEDULE OF INVESTORS



                                                                NUMBER OF
                                                                 SERIES B
                                                                PREFERRED
                                    INVESTOR ADDRESS              SHARES       INVESTOR'S REPRESENTATIVES' ADDRESS
  INVESTOR NAME                   AND FACSIMILE NUMBER           EXCHANGED             AND FACSIMILE NUMBER
  -------------                   --------------------          ----------     ------------------------------------
Fisher Capital Ltd.        c/o Citadel Investment Group, L.L.C.     941         Katten Muchin & Zavis
                           225 West Washington Street                           525 W. Monroe Street
                           Chicago, Illinois 60606                              Chicago, Illinois 60661-3693
                           Attention: Daniel Hopkins                            Attention: Robert J. Brantman, Esq.
                           Facsimile: (312) 338-0780                            Facsimile: (312) 902-1061
                           Telephone: (312) 696-2100                            Telephone: (312) 902-5200

                           Residence: Illinois

Wingate Capital Ltd.       c/o Citadel Investment Group, L.L.C.     506         Katten Muchin & Zavis
                           225 West Washington Street                           525 W. Monroe Street
                           Chicago, Illinois 60606                              Chicago, Illinois 60661-3693
                           Attention: Daniel Hopkins                            Attention: Robert J. Brantman, Esq.
                           Facsimile: (312) 338-0780                            Facsimile: (312) 902-1061
                           Telephone: (312) 696-2100                            Telephone: (312) 902-5200

                           Residence: Illinois

LIST OF SCHEDULES

SCHEDULE 3(a)              Subsidiaries
SCHEDULE 3(c)              Capitalization
SCHEDULE 3(e)              Conflicts
SCHEDULE 3(j)              Transactions with Affiliates
SCHEDULE 7(v)              Legal Opinion

LIST OF EXHIBITS

EXHIBIT A                  Form of Certificate of Designations, Preferences and
                           Rights of the Series D Preferred Stock
EXHIBIT B                  Form of Certificate of Designations, Preferences and
                           Rights of the Series E Preferred Stock
EXHIBIT C                  Draft Merger Agreement
EXHIBIT D                  Form of Irrevocable Transfer Agent Instructions
EXHIBIT E                  Side Agreement
EXHIBIT F                  Agreement of Understanding

                                                                       EXHIBIT D

                          TRANSFER AGENT INSTRUCTIONS

                                    EFAX.COM

                                  July __, 2000



American Stock Transfer and Trust Company
6201 - 15th Avenue
Brooklyn, New York  11219
Attn:  Isaac Kagen

Ladies and Gentlemen:

        Reference is made to that certain Exchange Agreement dated July 13, 2000 by and among eFax.com, a Delaware corporation (the "COMPANY"), and the buyers named therein (collectively, the "HOLDERS") pursuant to which the Company is issuing to the Holders shares of its Series D Convertible Preferred Stock, par value $.01 per share (the "PREFERRED SHARES"), convertible into shares of the Company's common stock, par value $.01 per share (the "COMMON STOCK"). This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue shares of Common Stock upon conversion of the Preferred Shares (the "CONVERSION SHARES") to or upon the order of a Holder from time to time upon surrender to you of a completed and duly executed Conversion Notice or Exercise Notice, as the case may be, in the form attached as Exhibit I, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon.

        Please be advised that the Holders are relying upon this letter as an inducement to enter into the Exchange Agreement and, accordingly, each Holder is a third party beneficiary to these instructions.

        Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at (650) 688-6810.

                                       Very truly yours,

                                       EFAX.COM



                                       By:
                                          --------------------------------------
                                          Todd J. Kenck
                                          V.P., Finance, CFO


ACKNOWLEDGED AND AGREED:

AMERICAN STOCK TRANSFER AND TRUST COMPANY


By:
   --------------------------------------

   Name:
         --------------------------------
   Title:
         --------------------------------
Date:
      -----------------------------------

                                    EXHIBIT I

                                    EFAX.COM
                                CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock (the "CERTIFICATE OF DESIGNATIONS"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series B Convertible Preferred Stock, par value $.01 per share (the "PREFERRED SHARES"), of eFax.com (formerly known as eFax.com, Inc.), a Delaware corporation (the "COMPANY"), indicated below into shares of Common Stock, par value $.01 per share (the "COMMON STOCK"), of the Company.

        Date of Conversion: ____________________________________________________

        Number of Preferred Shares to be converted:_____________________________

        Stock certificate no(s). of Preferred Shares to be converted:___________

Please confirm the following information:

        Conversion Price:   ____________________________________________________

        Number of shares of Common Stock to be issued:__________________________

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

        Issue to:               ________________________________________________

                                ________________________________________________

        Facsimile Number:       ________________________________________________

        Authorization:          ________________________________________________

                                By:_____________________________________________

                                Title: _________________________________________

        Dated:                  ________________________________________________

        Account Number (if electronic book entry transfer):_____________________

        Transaction Code Number (if electronic book entry transfer):____________

    [NOTE TO HOLDER - THIS FORM MUST BE SENT CONCURRENTLY TO TRANSFER AGENT]

                                 ACKNOWLEDGMENT


        The Company hereby acknowledges this Conversion Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated __________, 2000 from the Company and acknowledged and agreed to by [TRANSFER AGENT].

                                       EFAX.COM



                                       By:
                                            ------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------